                                            Registration No.____________________

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                          CUPERTINO NATIONAL BANCORP
                   ----------------------------------------
             (Exact name of registrant as specified in its charter)

          California                                      33-0060898
---------------------------------           ------------------------------------
(State or other jurisdiction                (I.R.S. employer identification no.)
of incorporation or organization)



                         20230 Stevens Creek Boulevard
                             Cupertino, CA  95014
             -----------------------------------------------------
             (Address of principal executive offices)  (Zip code)


             CUPERTINO NATIONAL BANCORP 401(K) PROFIT SHARING PLAN
            CUPERTINO NATIONAL BANCORP EMPLOYEE STOCK PURCHASE PLAN
               CUPERTINO NATIONAL BANCORP 1995 STOCK OPTION PLAN
          ------------------------------------------------------------
                           (Full title of the plan)

                                C. Donald Allen
                            Chief Executive Officer
                          Cupertino National Bancorp
                         20230 Stevens Creek Boulevard
                             Cupertino, CA  95014
                -----------------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  408/996-1144

This registration statement, including all exhibits and attachments, contains 16 pages. The exhibit index may be found on page 10 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

--------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                  Proposed         Proposed
Title of                          maximum          maximum
securities       Amount           offering         aggregate     Amount of
to be            to be            price per        offering      registration
registered       registered       share/1/         price         fee
--------------------------------------------------------------------------------

1995 Stock Option Plan
----------------------
Common Stock       20,818          $9.75        $202,975.50          $69.99
                   79,182          $8.94        $707,887.08         $244.10

401(k) Profit Sharing Plan
--------------------------
Common Stock      300,000          $9.75      $2,925,000.00       $1,008.63

Employee Stock Purchase Plan
----------------------------
Common Stock       25,000          $8.29        $207,250.00          $71.47

TOTAL             425,000                     $4,043,112.58       $1,394.19


In addition, pursuant to Rule 416(c) under the Securities Act of 1999, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

________________________

     /1/   Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the Cupertino National Bancorp 1995 Stock Option Plan, the price is computed on the basis of the exercise price. As to shares under the Cupertino National Bancorp Employee Stock Purchase Plan, this plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock and, therefore, the price for purchase rights under this plan is based upon 85% of the average of the high and low prices of the Common Stock on September 1 1995, as reported on the National Association of Securities Dealers Automated Quotations System. As to the remaining shares the price is based upon the average of the high and low prices of the Common Stock on September 1, 1995, as reported on the National Association of Securities Dealers Automated Quotations System.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------


Item 3.   Incorporation of Documents by Reference
------    ---------------------------------------

          Cupertino National Bancorp (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1994 as filed with the Commission on March 31, 1995.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
------    -------------------------

          The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel
------    --------------------------------------

          Inapplicable.

Item 6.   Indemnification of Directors and Officers
------    -----------------------------------------

          The Company's Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Pursuant to California law, the Company's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under California law. In addition, each director will continue to be subject to liability for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) any transaction that constitutes an illegal distribution or dividend under California law, and (vii) any transaction involving an unlawful conflict of interest between the director and the Company under California law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7.   Exemption From Registration Claimed
------    -----------------------------------

          Inapplicable.

Item 8.   Exhibits
------    --------

          See Exhibit Index.

Item 9.   Undertakings
------    ------------

          (a)   Rule 415 Offering
                -----------------

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the
-----------------
registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filing incorporating subsequent Exchange Act documents by reference
          -------------------------------------------------------------------

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  Request for acceleration of effective date or filing of registration
          --------------------------------------------------------------------
          statement on Form S-8
          ---------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on August 17, 1995.

                                 CUPERTINO NATIONAL BANCORP


                                      /s/ C. Donald Allen
                                 By:___________________________________________
                                       C. Donald Allen, Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     The officers and directors of Cupertino National Bancorp whose signatures appear below, hereby constitute and appoint C. Donald Allen and Steven C. Smith, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S -8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, her or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on August 17, 1995.


Signature                           Title
--------------------------------------------------------------------------------


/s/ C. Donald Allen
--------------------------------
C. Donald Allen                     Chief Executive Officer, President and
                                    Director (Principal Executive Officer)

/s/ Steven C. Smith
--------------------------------
Steven C. Smith                     Executive Vice President, Chief Financial
                                    Officer and Chief Operating Officer
                                    (Principal Financial and Accounting Officer)
/s/ David K. Chui
--------------------------------
David K. Chui                       Director


--------------------------------
Carl E. Cookson                     Director


/s/ Jerry R. Crowley
--------------------------------
Jerry R. Crowley                    Director


/s/ Janet M. DeCarli
--------------------------------
Janet M. DeCarli                    Director

/s/ John M. Gatto
--------------------------------
John M. Gatto                       Director


/s/ William H. Guengerich
--------------------------------
William H. Guengerich               Director


/s/ James E. Jackson
--------------------------------
James E. Jackson                    Director


/s/ Rex D. Lindsay
--------------------------------
Rex D. Lindsay                      Director and Vice Chairman of the Board


/s/ Glen McLaughlin
--------------------------------
Glen McLaughlin                     Director and Chairman of the Board


/s/ Norman Meltzer
--------------------------------
Norman Meltzer                      Director


/s/ Dick J. Randall
--------------------------------
Dick J. Randall                     Director


/s/ Dennis S. Whittaker
--------------------------------
Dennis S. Whittaker                 Director

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California on August 18, 1995.

                                 Cupertino National Bank and Trust,
                                 Trustee for the Cupertino Bancorp 401(k)
                                 Profit Sharing Plan


                                      /s/ Debora Reed
                                 By:_____________________________________
                                       Debora Reed, Vice President and
                                       Trust Officer

                                 EXHIBIT INDEX
                                 -------------

                                                                                              Sequentially
                                                                                              Numbered Page
                                                                                              -------------
     4.1   Amended Articles of Incorporation of the Company is incorporated by                        --
           reference to Exhibit 4.1 to the Registration Statement on Form S-8
           filed with the Securities and Exchange Commission on July 25, 1990
           (No. 33-36057)

     4.2   Bylaws of the Company is incorporated by reference to Exhibit 4.2 to                       --
           the Registration Statement on Form S-8 filed with the Securities and
           Exchange Commission on July 25, 1990 (No. 33-36057)

     4.3   A copy of the Internal Revenue Service determination letter dated May                      11
           5, 1995 that the Cupertino National Bancorp 401(k) Profit Sharing
           Plan, Plan Number 001, is qualified under Section 401 of the Internal
           Revenue Code

     5     Opinion re legality                                                                        13

     23.1  Consent of Counsel (included in Exhibit 5)                                                 --

     23.2  Consent of Independent Accountants                                                         16

     24    Power of Attorney (included in signature pages to this registration                        --
           statement)